AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY __, 2005
                                                          REGISTRATION NO. 333-
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------

                               INFOCROSSING, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                        DELAWARE                     13-3252333
           (STATE OR OTHER JURISDICTION OF        (I.R.S. EMPLOYER
            INCORPORATION OR ORGANIZATION)     IDENTIFICATION NUMBER)
                                ----------------

                            2 CHRISTIE HEIGHTS STREET
                                LEONIA, NJ 07605
                                 (201) 840-4700
                   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
             NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL
                               EXECUTIVE OFFICES)
                                ----------------

                            NICHOLAS J. LETIZIA, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                               INFOCROSSING, INC.
                            2 CHRISTIE HEIGHTS STREET
                                LEONIA, NJ 07605
                                 (201) 840-4700
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)
                                ----------------

                                 WITH COPIES TO:

                             BARBARA L. BECKER, ESQ.
                           GIBSON, DUNN & CRUTCHER LLP
                                 200 PARK AVENUE
                               NEW YORK, NY 10166
                                 (212) 351-4000

              APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO
            THE PUBLIC: From time to time after the effective date of
                          this registration statement.

                                ----------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                CALCULATION OF REGISTRATION FEE

============================== ================== =================== ================== ==================
                                                    PROPOSED MAXIMUM   PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF          AMOUNT TO BE      AGGREGATE PRICE        AGGREGATE          AMOUNT OF
SECURITIES TO BE REGISTERED     REGISTERED(1)(2)          PER              OFFERING         REGISTRATION
                                                          UNIT             PRICE(1)            FEE(3)
------------------------------ ------------------ ------------------- ------------------ ------------------
Debt Securities(5)
Preferred Stock(5)
Common Stock(5)
Warrants(6)
Units(7)
                                 $125,000,000            (4)            $125,000,000        $14,712.50
============================== ================= =================== ================== ==================

(1) The total amount registered under this registration statement for sale from time to time by Infocrossing, Inc. (the "Registrant") is $125,000,000.

(2) Represents the aggregate initial offering price of all securities sold. Amounts represent United States Dollars or the equivalent thereof in one or more foreign denominated currencies or currency units (based on the applicable exchange rate at the time of sale) if debt securities are issued with principal amounts denominated in one or more foreign or composite currencies as shall be designated by the Registrant.

(3) Computed in accordance with Section 6(b) of the Securities Act of 1933 by multiplying 0.00011770 by the proposed maximum aggregate offering price.

(4) Not applicable pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act".)

(5) Also includes such indeterminate number of shares of preferred stock and common stock or amount of debt securities as may be issued upon conversion of or exchange for any debt securities or preferred stock that provide for conversion into or exchange for other securities. No separate consideration will be received for the preferred stock or common stock or amount of debt securities issuable upon conversion of or in exchange for debt securities or preferred stock. Also consists of such indeterminate number of shares of common stock, preferred stock or other securities of Registrant to be issuable by Registrant upon settlement of the warrants or units of the Registrant.

(6) Subject to note (1) above, there is being registered hereunder an indeterminate amount and number of warrants, representing rights to purchase debt securities, common stock or preferred stock registered hereunder.

(7) Each unit consists of any combination of two or more of the securities being registered hereby.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
================================================================================

================================================================================

    The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED FEBRUARY __, 2005

                                   PROSPECTUS

                               [INFOCROSSING LOGO]

                                  $125,000,000

                                 DEBT SECURITIES
                                 PREFERRED STOCK
                                  COMMON STOCK
                                    WARRANTS
                                      UNITS

--------------------------------------------------------------------------------


    By this prospectus, Infocrossing, Inc. from time to time may offer securities to the public. We will provide specific terms of any offering of these securities, including the price of the securities, in supplements to this prospectus. You should read this prospectus and each applicable supplement carefully before you invest.

    Our common stock is traded on the Nasdaq National Market under the ticker symbol "IFOX."

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representations to the contrary are a criminal offense.

    This prospectus may not be used to sell our securities unless it is accompanied by the applicable prospectus supplement.

    The information contained in this prospectus is not complete and may be changed. You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information or to make additional representations. We are not making or soliciting an offer of any securities other than the securities described in this prospectus and any prospectus supplement. We are not making or soliciting an offer of our securities in any state or jurisdiction where the offer is not permitted or in any circumstances in which such offer or solicitation is unlawful. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

                                ----------------


    We will sell these securities directly, or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with our agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents, underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the relevant prospectus supplement.

                                ----------------

                     THE DATE OF THIS PROSPECTUS IS , 2005.

                                TABLE OF CONTENTS


ABOUT THIS PROSPECTUS....................................................1
FORWARD-LOOKING STATEMENTS...............................................1
USE OF PROCEEDS..........................................................1
RATIO OF EARNINGS TO FIXED CHARGES.......................................2
BUSINESS.................................................................3
DESCRIPTION OF THE DEBT SECURITIES.......................................5
DESCRIPTION OF PREFERRED STOCK..........................................13
DESCRIPTION OF COMMON STOCK.............................................15
DESCRIPTION OF WARRANTS.................................................17
DESCRIPTION OF UNITS....................................................20
PLAN OF DISTRIBUTION....................................................23
LEGAL MATTERS...........................................................24
EXPERTS.................................................................25
WHERE YOU CAN FIND MORE INFORMATION.....................................25
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.........................25


    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. NO ONE IS AUTHORIZED TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. OUR SECURITIES ARE NOT BEING OFFERED IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF SUCH DOCUMENTS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

                              ABOUT THIS PROSPECTUS


    This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration or continuous offering process. Under this registration statement, we may sell any combination of the securities described in this prospectus from time to time, either separately or in units, in one or more offerings. Together, these offerings may total up to $125,000,000.

    This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities. The prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information." The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC's website or at the SEC's offices mentioned under the heading "Where You Can Find More Information."

    Unless we have indicated otherwise, references in this prospectus to "Infocrossing," "we," "us" and "our" or similar terms are to Infocrossing, Inc., a Delaware company, and its consolidated subsidiaries.

                           FORWARD-LOOKING STATEMENTS


    This prospectus and the documents incorporated by reference in this prospectus contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and as intended to be covered by the safe harbor created by that section. The forward-looking statements include certain statements pertaining to our capital resources, performance and results of operations. In addition, all statements regarding anticipated growth in our revenue, anticipated market conditions and results of operations are forward-looking statements. To identify forward-looking statements, look for words like "believes," "expects," "may," "will," "should," "seeks," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. These, and all forward-looking statements, necessarily depend on assumptions, data or methods that may be incorrect or imprecise.

    Such statements reflect our current views and the views of our management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements.

    Our actual results may differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, us and reported results should not be considered an indication of future performance.

    Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance, or achievements. We do not assume responsibility for the accuracy and completeness of the forward-looking statements. We do not intend to update any of the forward-looking statements after the date of this prospectus to conform them to actual results.

                                 USE OF PROCEEDS


     Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds we expect to receive from the sale of the securities will be used to reduce our outstanding debt and to fund possible acquisitions and investments.



                        RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth our consolidated ratio of earnings to fixed changes for the periods indicated:

                                                               RATIO OF EARNINGS TO FIXED CHARGES
                                                                                                                Two Month
                                               Three Months Ended                             Fiscal Years       Periods
                                             September  June   March        Years Ended           Ended           Ended
                                                 30,     30,     31,        December 31,        October 31,     December 31,
                                                2004    2004    2004     2003   2002   2001    2000    1999     2000    1999
Ratio of Earnings to Fixed Charges..........    2.6     1.7     1.5     1.2    1.1    (a)     (a)     1.9      (a)     (a)
-----------------------------------------------------------------------------------------------------------------------------
(a) Fixed Charges in excess of Earnings....      -       -       -       -      -     $35,827 $17,156  -       $4,440  $562

     In accordance with Regulation S-K 503(d), fixed charges are the sum of interest expense, including amortization of capitalized expenses relating to indebtedness, an estimate of interest within operating leases for equipment and facilities, and dividends accrued on redeemable preferred stock. Earnings are the sum of pretax income from continuing operations plus the fixed charges. For those periods where earnings are insufficient to cover fixed charges, the amount by which fixed charges exceed earnings is shown.

                                    BUSINESS


GENERAL

    We are a provider of information technology ("IT") and business process outsourcing services to enterprise clients. We deliver a full suite of managed and outsourced solutions that enable clients to leverage our infrastructure and process expertise to improve their efficiency and reduce their operating costs. During our nearly twenty year history, we have developed significant expertise in managing complex computing environments, beginning with traditional data center outsourcing services and evolving to a comprehensive set of managed solutions. We support a variety of clients and assure the optimal performance, security, reliability, and scalability of our clients' mainframes, distributed servers, and networks, irrespective of where the systems' components are located. Strategic acquisitions have contributed significantly to our historical growth and acquisitions remain an integral component of our long-term growth strategy.

    We offer IT outsourcing services across a range of IT functions, bundled into a customized, long-term contractual arrangements that provide for predictable and recurring monthly revenue. Our IT outsourcing agreements center on data center operations (including mainframes, AS/400 or mid-range computing, and NT/UNIX platforms) and extend to the infrastructure that facilitates the transmission of information across a client's enterprise. Our services are organized into six "solution" areas:

- MAINFRAME OUTSOURCING - We combine the scalability and reliability of mainframe systems with the management of hardware, systems software, and communications.

- AS/400 AND ISERIES MANAGEMENT - provide specialized support and outsourcing resources for midrange systems.

- OPEN SYSTEMS MANAGEMENT - We provide on-site hosting and remote management of customers' hardware and software running on Unix and Windows servers for both Internet based and other applications. With our IFOXcenter management tools, we can remotely manage systems located at our customers' own data centers or at a third-party location.

- BUSINESS PROCESS OUTSOURCING - Clients contract with us to perform business processes that are not core to their business. These functions commonly include services such as payroll, accounts receivable management, payment processing, logistics, data entry and customer care services.

- BUSINESS CONTINUITY - business continuity solutions help keep systems and business operations functioning in the face of disaster. We offer 24 X 7, high-availability services including disaster-planning assistance.

- CONSULTING SERVICES - provide review and implementation services for enterprise IT infrastructures to reduce costs and improve services. From design through implementation and on-going support, we bring expertise in network architecture, infrastructure integration, automation process control, operating systems, database administration, and system stress testing.

OUR STRATEGY

    By leveraging our IT data center infrastructure, skilled operations team, and management tools across multiple clients, we believe that we achieve economies of scale that improve clients' operations and dramatically reduce their IT costs. We seek to gain additional operating efficiencies by using standardized processes, sharing operational resources across multiple computing platforms, and investing in administration tools that enable the efficient management of clients' systems regardless of where they are located. Sharing technology and staff across our broad client base reduces operating costs, streamlines service delivery and presents us with attractive margin opportunities.

SERVICE DELIVERY

    We have three fully constructed data centers that meet the stringent environmental and security requirements of enterprise clients. They feature currently state-of-the-art physical components and have high standards for security and reliability. Our data centers have fully redundant power supply systems, redundant ingress and egress Internet access across multiple providers, N+1 fire suppression systems, and 24-hour security services.

    Our operations team is a highly skilled, process driven organization that is trained across multiple computing platforms and operating systems.

    We have developed a proprietary suite of management tools that enables us to monitor and manage clients' IP networking systems and components from a centralized network operations center, regardless of whether the systems are located in our data centers, at the clients' site, or at a third-party facility. This enables us to expand services and grow our data-center infrastructure without having to replicate the network operations center at each site.

VALUE PROPOSITION

    We believe that the recent growth of the IT outsourcing market has been driven by a slowdown in capital spending on existing IT infrastructure, increasing complexity of information technology systems, escalating requirements for speed, volume and distribution of data, and the desire of enterprises to focus on their core competencies.

    We believe that our flexibility, responsiveness and range of services, from basic data room outsourcing to business process outsourcing, permit customers to realize these benefits without incurring significant investment or organizational change.

    Reduce Costs--We seek to deliver a lower cost solution to our customers by leveraging our infrastructure, personnel, processes, and tools across multiple clients to gain economies of scale.

    Improve Service Delivery--We believe that our customers enjoy improvement in service delivery because of our sole focus on delivering selective IT services and our highly trained and experience technical resources.

    Re-deploy Resources--By turning over non-core activities to us, we believe our clients can concentrate on activities central to their value proposition and increase their competitive position.

    Access to Technology--We believe outsourcing with us enables our clients to benefit from new technologies and best practices without the costs and risks associated with implementing these solutions in-house.

    Increased Flexibility--We believe that our services enable our clients to respond rapidly to changing markets, mergers and acquisitions, and major organizational changes by providing a flexible, multi-platform infrastructure that can rapidly scale or transition.

MARKETING AND SALES

    Our marketing efforts currently target a broad range of large and medium-size enterprises through our internal sales force as well as a limited number of channel partners. While we have developed industry specific services in several industries including financial services, publishing, manufacturing, consumer products, and health care, we believe our technical capabilities and service excellence extends across all industries.

                       DESCRIPTION OF THE DEBT SECURITIES


    The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We may sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

    As used in this "Description of the Debt Securities," the "Company" refers to Infocrossing, Inc., and does not, unless the context otherwise indicates, include our subsidiaries.

    Capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.

GENERAL

    The debt securities that we offer will be either senior debt securities or subordinated debt securities. We will issue senior debt securities under an indenture, which we refer to as the senior indenture, to be entered into between us and the trustee named in the applicable prospectus supplement. We will issue subordinated debt securities under a different indenture, which we refer to as the subordinated indenture, to be entered into between us and the trustee named in the applicable prospectus supplement. We refer to both the senior indenture and the subordinated indenture as the indentures, and to each of the trustees under the indentures as a trustee. In addition, the indentures may be supplemented or amended as necessary to set forth the terms of the debt securities issued under the indentures. You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to, and are governed by, the Trust Indenture Act of 1939.

    The senior debt securities will be unsubordinated obligations of the Company. They will be unsecured and will rank equally with each other and all of our other unsubordinated debt, unless otherwise indicated in the applicable prospectus supplement. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt. See "Subordination of Subordinated Debt Securities." The subordinated debt securities will be unsecured and will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.

    Unless otherwise provided in the prospectus supplement relating to any debt securities, the debt securities will not constitute obligations of our subsidiaries. Creditors of our subsidiaries are entitled to a claim on the assets of those subsidiaries. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of the subsidiary are likely to be paid in full before any distribution is made to the Company and holders of debt securities, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the Company's claims would still be subordinate to any security interests in the assets of such subsidiary and any debt of such subsidiary senior to that held by the Company.

    The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. The indentures do not limit the amount of other indebtedness or securities that we may issue. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities, without the consent of the holders of the outstanding debt securities of that series.

    Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities in respect of which this prospectus is being delivered:

-    the title of the debt securities;

-    any limit upon the aggregate principal amount of the debt securities;

- if other than 100% of the principal amount, the percentage of their principal amount at which the debt securities will be offered;

- the date or dates on which the principal of the debt securities will be payable, or method of determination thereof;

- the rate or rates, or method of determination thereof, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue and on which such interest will be payable, and the record dates for the determination of the holders to whom interest is payable;

- if other than as set forth herein, the place or places where the principal of and interest, if any, on the debt securities will be payable;

- the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at our option;

- if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity thereof;

- if other than U.S. dollars, the foreign currencies or units based on or related to foreign currencies in which the debt securities may be denominated or payable;

- our obligation, if any, to redeem, repurchase or repay debt securities, whether pursuant to any sinking fund or analogous provisions or pursuant to other provisions set forth therein or at the option of a holder thereof;

- the name of the trustee and any authenticating agent, paying agent, transfer agent or registrar for the debt securities;

- whether the debt securities will be represented in whole or in part by one or more global notes registered in the name of a depositary or its nominee;

- the ranking of such debt securities as senior debt securities or subordinated debt securities;

- whether there are any authentication agents, paying agents, transfer agents or registrars with respect to the debt securities;

- whether the debt securities are convertible into other securities of the Company and, if so, the terms and conditions of such conversion; and

- any other terms or conditions not inconsistent with the provisions of the indenture under which the debt securities will be issued.

    "Principal" when used herein includes any premium on any series of the debt securities.

    Unless otherwise provided in the prospectus supplement relating to any debt securities, principal and interest, if any, will be payable, and transfers of the debt securities may be registered, at the office or offices or agency we maintain for such purposes. Payment of interest on the debt securities, however, will be paid by check mailed to the persons entitled thereto at the addresses of such persons appearing on the security register. Interest on the debt securities will be payable on any interest payment date to the persons in whose name the debt securities are registered at the close of business on the record date for such interest payment.

    The debt securities may be issued only in fully registered form in minimum denominations of $1,000 and any integral multiple thereof. Additionally, the debt securities may be represented in whole or in part by one or more global notes registered in the name of a depositary or its nominee and, if so represented, interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.

    The debt securities may be exchanged for an equal aggregate principal amount of debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the debt securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection therewith.

    The indentures require the annual filing by the Company with the Trustee of a certificate as to compliance with certain covenants contained in the indentures.

    We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.

    Unless otherwise described in a prospectus supplement relating to any debt securities, there are no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly-leveraged transaction.

    The statements made hereunder relating to the indentures and the debt securities are summaries of certain provisions thereof, do not purport to be complete and are qualified in their entirety by reference to all provisions of the indentures and the debt securities.

EVENTS OF DEFAULT

    An Event of Default with respect to the debt securities of any series is defined in the indentures as:

- default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

- default in the payment of all or any part of the principal of any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise;

- default in the performance, or breach, of any other covenant or warranty contained in the debt securities of such series or set forth in the applicable indenture (other than a covenant or warranty included in the applicable indenture solely for the benefit of one or more series of debt securities other than such series) and continuance of such default or breach for a period of 90 days after due notice by the trustee or by the holders of at least 25% in principal amount of the outstanding securities of such series;

- default under any present or future bond, debenture, note, mortgage, indenture or other evidence of indebtedness of the Company, which default involves the failure to pay principal on indebtedness at the final maturity thereof after the expiration of any applicable grace period or which has resulted in indebtedness becoming due and payable prior to the date on which it would otherwise become due and payable, in either case in an aggregate amount in excess of $100,000,000; or

-    certain events of bankruptcy, insolvency or reorganization of the Company.

    Additional Events of Default may be added for the benefit of holders of certain series of debt securities which, if added, will be described in the prospectus supplement relating to such debt securities.

    The indentures provide that the trustee shall notify the holders of debt securities of each series of any continuing default known to the trustee which has occurred with respect to such series within 90 days after the occurrence thereof. The indentures provide that, notwithstanding the foregoing, except in the case of default in the payment of the principal of, or interest, if any, on any of the debt securities of such series, the trustee may withhold such notice if the trustee in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series.

    The indentures provide that if an Event of Default with respect to any series of debt securities shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of debt securities of such series then outstanding may declare the principal amount of all debt securities of such series to be due and payable immediately, but upon certain conditions such declaration may be annulled. Any past defaults and the consequences thereof, except a default in the payment of principal of or interest, if any, on debt securities of such series, may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding.

    Subject to the provisions of the indentures relating to the duties of the trustee, in case an Event of Default with respect to any series of debt securities shall occur and be continuing, the trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by the indentures at the request or direction of any of the holders of such series, unless such holders shall have offered to such trustee reasonable security or indemnity. The holders of a majority in aggregate principal amount of the debt securities of each series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided that the trustee may refuse to follow any direction which is in conflict with any law or such indenture and subject to certain other limitations.

    No holder of any debt security of any series will have any right by virtue or by availing of any provision of the indentures to institute any proceeding at law or in equity or in bankruptcy or otherwise with respect to the indentures or for any remedy thereunder, unless such holder shall have previously given the trustee written notice of an Event of Default with respect to debt securities of such series and unless the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series shall have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and the trustee shall have failed to institute such proceeding within 60 days after its receipt of such request, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request. The right of a holder of any debt security to receive payment of the principal of and interest, if any, on such debt security on or after the due dates expressed in such debt security, or to institute suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such holder.

MERGER

    Each indenture provides that the Company may consolidate with, sell, convey or lease all or substantially all of its assets to, or merge with or into, any other corporation, if:

- either the Company is the continuing corporation or the successor corporation is a domestic corporation and expressly assumes the due and punctual payment of the principal of and interest on all the debt securities outstanding under such indenture according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of such indenture to be performed or observed by the Company; and

- immediately after such merger, consolidation, sale, conveyance or lease, the Company or such successor corporation, as the case may be, is not in material default in the performance or observance of any such covenant or condition.

SATISFACTION AND DISCHARGE OF INDENTURES

    The indenture with respect to any series of debt securities--except for certain specified surviving obligations including the Company's obligation to pay the principal of and interest on the debt securities of such series--will be discharged and cancelled upon the satisfaction of certain conditions, including the payment of all the debt securities of such series or the deposit with the trustee under such indenture of cash or appropriate government obligations or a combination thereof sufficient for such payment or redemption in accordance with the applicable indenture and the terms of the debt securities of such series.

MODIFICATION OF THE INDENTURES

    The indentures contain provisions permitting the Company and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding under the indenture affected thereby, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of, the applicable indenture or any supplemental indenture or modifying in any manner the rights of the holders of the debt securities of each such series. No such supplemental indenture, however, may:

- extend the final maturity date of any debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any holder of debt securities to institute suit for payment thereof or, if the debt securities provide therefor, any right of repayment at the option of the holders of the debt securities, without the consent of the holder of each debt security so affected;

- reduce the aforesaid percentage of debt securities of such series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all debt securities of such series so affected; or

- reduce the amount of principal payable upon acceleration of the maturity date of any Original Issue Discount Security.

    Additionally, in certain prescribed instances, the Company and the trustee may execute supplemental indentures without the consent of the holders of debt securities.

DEFEASANCE

    DEFEASANCE AND DISCHARGE. The indentures will provide, if such provision is made applicable to the debt securities of a series, that the Company may elect to terminate, and be deemed to have satisfied and to be discharged from, all its obligations with respect to such series of debt securities--except for the obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, to compensate and indemnify the trustee and to pay or cause to be paid the principal of, and interest, if any, on all debt securities of such series when due--upon the deposit with the trustee, in trust for such purpose, of funds or government obligations which through the payment of principal and interest in accordance with their terms will provide funds in an amount sufficient, in the opinion of a nationally recognized independent registered public accounting firm, to pay the principal of and premium and interest, if any, on the outstanding debt securities of such series, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor. We call this termination, satisfaction and discharge "defeasance." Such a trust may be established only if, among other things:

- the Company has delivered to the trustee an opinion of counsel with regard to certain matters, including an opinion to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and which opinion of counsel must be based upon:

-    a ruling of the U.S. Internal Revenue Service to the same effect; or

- a change in applicable U.S. federal income tax law after the date of the indenture such that a ruling is no longer required;

-    no Event of Default shall have occurred or be continuing; and

- such deposit shall not result in a breach or violation of, or constitute a default under the applicable indenture or any other material agreement or instrument to which the Company is a party or by which the Company is bound.

    The prospectus supplement may further describe these or other provisions, if any, permitting defeasance with respect to the debt securities of any series.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

    The senior debt securities will constitute part of our Senior Indebtedness and will rank PARI PASSU with all outstanding senior debt. Except as set forth in the related prospectus supplement, the subordinated debt securities will be subordinated, in right of payment, to the prior payment in full of our Senior Indebtedness, including the senior debt securities, whether outstanding at the date of the subordinated indenture or thereafter incurred, assumed or guaranteed.

    Except as set forth in the related prospectus supplement, "Senior Indebtedness" means:

- the principal of and premium, if any, and unpaid interest on indebtedness for money borrowed;

-    purchase money and similar obligations;

- obligations under capital leases or leases of property or assets made as part of any sale and leaseback transaction;

- guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the Company is responsible for the payment of, such indebtedness of others;

-    renewals, extensions and refunding of any such indebtedness;

- interest or obligations in respect of any such indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings; and

- obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements;

unless, in each case, the instrument by which the Company incurred, assumed or guaranteed the indebtedness or obligations described above expressly provides that such indebtedness or obligation is not senior in right of payment to the subordinated debt securities.

    Upon any distribution of the Company's assets in connection with any dissolution, winding up, liquidation or reorganization of the Company, whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of the Company's assets and liabilities or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of the properties of the Company in accordance with the subordinated indenture, the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that a payment default shall have occurred and be continuing with respect to the Senior Indebtedness, the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that the principal of the subordinated debt securities of any series shall have been declared due and payable pursuant to the subordinated indenture and such declaration shall not have been rescinded and annulled, the holders of all Senior Indebtedness outstanding at the time of such declaration shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in full, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.

    This subordination will not prevent the occurrence of any event of default with respect to the subordinated debt securities.

GLOBAL DEBT SECURITIES

    The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository (a "Debt Depository") identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in such prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons. Payments of principal of, and interest, if any, on debt securities represented by a global security will be made by the Company to the trustee under the applicable indenture, and then forwarded to the Debt Depository.

    We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), and that such global securities will be registered in the name of Cede & Co., DTC's nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. Any additional or differing terms of the depository arrangements will be described in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

    So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole Holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders thereof under the applicable indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form. Such laws may limit the transferability of beneficial interests in a global security.

    If DTC is at any time unwilling or unable to continue as depository or if at any time DTC ceases to be a clearing agency registered under the Exchange Act if so required by applicable law or regulation, and, in either case, we do not appoint a successor Debt Depository within 90 days, we will issue individual debt securities in certificated form in exchange for the global securities. In addition, we may determine, at any time and subject to the procedures of DTC, not to have any debt securities represented by one or more global securities, and, in such event, will issue individual debt securities in certificated form in exchange for the relevant global securities upon the request of DTC participants. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest, and to have such debt securities in certificated form registered in its name. Unless otherwise described in the applicable prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.

    DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, and banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the SEC.

    Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of each actual purchaser of each debt security ("Beneficial Owner") is in turn recorded on the Direct and Indirect Participants' records. A Beneficial Owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the Direct or Indirect Participants through which such Beneficial Owner entered into the action. Transfers of ownership interests in debt securities are accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners do not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

    To facilitate subsequent transfers, the debt securities are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC records reflect only the identity of the Direct Participants to whose accounts debt securities are credited, which may or may not be the Beneficial Owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.

    Delivery of notice and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy (an "Omnibus Proxy") to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

    Principal and interest payments, if any, on the debt securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the payment date in accordance with their respective holdings as shown on DTC's records, unless DTC has reason to believe that it will not receive payment on the payment date. Payments by Participants to Beneficial Owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and are the responsibility of such Participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, if any, to DTC is our or the trustee's responsibility, disbursement of such payments to Direct Participants is DTC's responsibility, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

    DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or the Trustee. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

    We may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, debt security certificates will be printed and delivered.

    We have obtained the information in this section concerning DTC and DTC's book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

    None of us, any underwriter or agent, the trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

                         DESCRIPTION OF PREFERRED STOCK


    As used in this "Description of Preferred Stock," the "Company" refers to Infocrossing, Inc., and does not, unless the context otherwise indicates, include our subsidiaries. Our certificate of incorporation vests our board of directors with authority to issue up to 3,000,000 shares of preferred stock, par value $0.01 per share, from time to time in one or more series, with such designation, voting powers, preferences, and relative, participating, optional, or other special rights of such series, and the qualifications, limitations, or restrictions, if any, as our board of directors may fix from time to time by resolution. Our board of directors is expressly authorized to fix or determine, with respect to each series of preferred stock:

- the distinctive designation of, and the number of shares comprising, such series, which number may be increased (except where otherwise provided by our board of directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of our board of directors;

- the dividend rate or amount for such series, the conditions and dates upon which such dividends are payable, the relation which such dividends bear to the dividends payable on any other class or classes or any other series of any class or classes of stock, and whether such dividends are cumulative, and if so, from which date or dates for such series;

- whether or not the shares of such series are subject to redemption by us and the times, prices and other terms and conditions of such redemption;

- whether or not the shares of such series are subject to the operation of a sinking fund or purchase fund to be applied to the redemption or purchase of such shares and if such a fund be established, the amount thereof and the terms and provisions relative to the application thereof;

- whether or not the shares of such series are convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes, of stock of the Company and if provision is made for conversion or exchange, the times, prices, rates adjustments, and other terms and conditions of such conversion or exchange;

- whether or not the shares of such series have voting rights, in addition to the voting rights provided by law, and if they are to have such additional voting rights, the extent thereof;

- the rights of the shares of such series in the event of any liquidation, dissolution, or winding up of the Company or upon any distribution of its assets; and

- any other powers, preferences, and relative, participating, optional, or other special rights of the shares of such series, and the qualifications, limitations, or restrictions thereof, to the full extent permitted by law and not inconsistent with the provisions of our certificate of incorporation.

Generally, all shares of the same series of preferred stock will be identical and of equal rank except as to the times from which cumulative dividends, if any, on those shares will be cumulative. The shares of different series may differ, including as to rank, as may be provided in our certificate of incorporation, or as may be fixed by our board of directors as described above. We may from time to time amend our certificate of incorporation to increase or decrease the number of our authorized shares of preferred stock.

    The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board of directors were to determine that a takeover proposal is not in the best interests of the Company, the board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group. In this regard, as described above, the certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of the Company.

    Before we issue any shares of preferred stock of any class or series, a certificate setting forth a copy of the resolution or resolutions of the board of directors, fixing the voting power, designations, preferences, the relative, participating, optional or other special rights, if any, and the qualifications, limitations and restrictions, if any, appertaining to the shares of preferred stock of such class or series, and the number of shares of preferred stock of such class or series, authorized by the board of directors to be issued will be made and filed in accordance with applicable law. We will describe in the applicable prospectus supplement for any series of preferred stock any sinking fund provisions or any restrictions on the repurchase or redemption of shares while there is any arrearage in the payment of dividends or sinking fund installments.

    The material terms of any series of preferred stock being offered by us will be described in the prospectus supplement relating to that series of preferred stock. If so indicated in the prospectus supplement and if permitted by the certificate of incorporation and by Delaware law, the terms of any such series may differ from the terms set forth herein. That prospectus supplement may not restate the amendment to our certificate of incorporation or the board resolution that establishes a particular series of preferred stock in its entirety. We urge you to read that amendment or board resolution because it, and not the description in this prospectus or in the prospectus supplement, will define your rights as a holder of preferred stock. The certificate of amendment to our articles of incorporation or board resolution will be filed with the SEC.

    DIVIDEND RIGHTS. One or more series of preferred stock may be preferred as to payment of dividends over our common stock or any other stock ranking junior to the preferred stock as to dividends. In that case, before any dividends or distributions on our common stock or stock of junior rank, other than dividends or distributions payable in common stock, are declared and set apart for payment or paid, the holders of shares of each series of preferred stock will be entitled to receive dividends when, as and if declared by our board of directors. We will pay those dividends either in cash, shares of common stock or preferred stock or otherwise, at the rate and on the date or dates indicated in the applicable prospectus supplement. With respect to each series of preferred stock entitled to cumulative dividends, the dividends on each share of that series will be cumulative from the date of issue of the share unless some other date is set forth in the prospectus supplement relating to the series. Accruals of dividends will not bear interest.

    RIGHTS UPON LIQUIDATION. The preferred stock may be preferred over common stock, or any other stock ranking junior to the preferred stock with respect to distribution of assets, as to our assets so that the holders of each series of preferred stock will be entitled to be paid, upon voluntary or involuntary liquidation, dissolution or winding up and before any distribution is made to the holders of common stock or stock of junior rank, the amount set forth in the applicable prospectus supplement. However, in this case the holders of preferred stock may not be entitled to any other or further payment. If upon any liquidation, dissolution or winding up our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding preferred stock are entitled, our entire remaining net assets may be distributed among the holders of each series of preferred stock in an amount proportional to the full amounts to which the holders of each series are entitled.

    REDEMPTION. All shares of any series of preferred stock will be redeemable, if at all, to the extent set forth in the prospectus supplement relating to the series.

    CONVERSION OR EXCHANGE. Shares of any series of preferred stock will be convertible into or exchangeable for shares of common stock or preferred stock or other securities, if at all, to the extent set forth in the applicable prospectus supplement.

    PREEMPTIVE RIGHTS. No holder of shares of any series of preferred stock will have any preemptive or preferential rights to acquire any additional shares of any class or series of stock, now or hereafter authorized, or any of our other securities, now or hereafter authorized.

    VOTING RIGHTS. The preferred shares of a series will not be entitled to vote, except as required by applicable law or as provided in an amendment to our certificate of incorporation. Except as otherwise provided in the amendment to our certificate of incorporation or the directors' resolution that creates a specified class of preferred stock, the holders of common stock and the holders of all series of preferred stock will vote together as one class. In addition, currently under Delaware law, even if shares of a particular class or series of stock are not otherwise entitled to a vote on any matters submitted to the shareholders, certain amendments to the articles of incorporation require a vote of the class or series of which such shares are a part, including amendments which would increase or decrease the aggregate number or par value of authorized shares of the class or series or alter or change the powers, preferences or special rights of the shares of such class or series so as to affect such shares adversely.

    A portion of our operations is conducted through our subsidiaries, and thus our ability to pay dividends on any series of preferred stock is dependent on their financial conditions, results of operations, cash requirements and other related factors.

                           DESCRIPTION OF COMMON STOCK


GENERAL

    As of February 21, 2005, we were authorized to issue:

- 50,000,000 shares of common stock, $0.01 par value, of which 20,184,554 shares were outstanding; and

- 3,000,000 shares of preferred stock, $0.01 par value, none of which were outstanding.

    The following description of the material terms of our common stock is based on the applicable provisions of Delaware law and our Restated Certificate of Incorporation, as amended, which we refer to as the Certificate of Incorporation. For more information as to how you can obtain a current copy of our Certificate of Incorporation, see "Where You Can Find More Information."

    Holders of common stock are entitled to receive such dividends, if any, as may from time to time be declared by our board of directors out of funds legally available therefore. Pursuant to our Certificate of Incorporation, holders of common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote and do not have cumulative voting rights. Holders of common stock have no preemptive, conversion, redemption or sinking fund rights. In the event of a liquidation, dissolution or winding-up of our company, holders of common stock are entitled to share equally and ratably in the assets of our company, if any, remaining after the payment of all debts and liabilities of our company and the liquidation preference of any outstanding preferred stock. When issued, the shares of common stock being offered by this prospectus will be fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to any series of preferred stock which we may issue in the future. As a result of the consummation of the recapitalization of all outstanding shares of our redeemable 8% series A cumulative convertible participating preferred stock due 2007 and series A warrants exercisable for shares of our common stock on October 21, 2003, no shares of preferred stock are presently outstanding and as of the date of this prospectus we do not have any present plan to issue any shares of preferred stock.

DELAWARE ANTI-TAKEOVER LAW

    We are subject to Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

- prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

- upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by excluding employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

- on or subsequent to that date, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

    Section 203 defines "business combination" to include the following:

- any merger or consolidation involving the corporation and the interested stockholder;

- any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

- subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

- any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

- the receipt by the interested stockholder or the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

    In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company. We will designate the transfer agent for each series of preferred stock in the applicable prospectus supplement.

                             DESCRIPTION OF WARRANTS


    We may issue warrants for the purchase of debt securities, equity securities or securities of third parties, including any of our affiliates, or other rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities. We may offer warrants separately or together with any other securities in the form of units, as described in the applicable prospectus supplement. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent.

    The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in a prospectus supplement.

WARRANTS

    The prospectus supplement will describe the terms of any warrants being offered, including:

-    the title and the aggregate number of warrants;

-    the price or prices at which the warrants will be issued;

- the currency or currencies in which the price of the warrants will be payable;

- the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities purchasable upon exercise of the warrants;

- the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;

- the periods during which, and places at which, the warrants are exercisable;

- the date or dates on which the warrants shall commence and the date or dates on which the warrants will expire;

-    the terms of any mandatory or optional call provisions;

- the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

- whether the warrants will be sold separately or with other securities as part of a unit;

- if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

- if applicable, the date on and after which the warrants and the related securities will be separately transferable;

- any provisions for the adjustment of the number or amount of securities receivable upon exercise of warrants;

-    the identity of the warrant agent;

-    the exchanges, if any, on which the warrants may be listed;

- the maximum or minimum number of warrants which may be exercised at any time;

- if applicable, a discussion of any material United States federal income tax considerations;

-    whether the warrants shall be issued in book-entry form; and

- any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

    We will issue warrants under one or more warrant agreements to be entered into between us and a bank or trust company, as warrant agent, in one or more series, which will be described in a prospectus supplement for the warrants. The following summaries of significant provisions of the warrant agreements are not intended to be comprehensive and you should review the detailed provisions of the relevant warrant agreement to be filed with the SEC in connection with the offering of specific warrants for a full description and for other information regarding the warrants.

SIGNIFICANT PROVISIONS OF THE WARRANT AGREEMENTS

    The following terms and conditions of the warrant agreement will apply to each warrant, unless otherwise specified in the applicable prospectus supplement:

    MODIFICATIONS WITHOUT CONSENT OF WARRANT HOLDERS. We and the warrant agent may amend the terms of the warrants and the warrant certificates without the consent of the holders to:

-    cure any ambiguity;

-    cure, correct or supplement any defective or inconsistent provision;

- amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect; or

-    reduce the exercise price of the warrants.

    MODIFICATIONS WITH CONSENT OF WARRANT HOLDERS. We and the warrant agent, with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected, may modify or amend the warrant agreements. However, we and the warrant agent may not make any of the following modifications or amendments without the consent of each affected warrant holder:

-    increase the exercise price of the warrants;

- reduce the amount or number receivable upon exercise, cancellation or expiration of the warrants other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the warrants;

-    shorten the period of time during which the warrants may be exercised;

-    materially and adversely affect the rights of the owners of the warrants;
     or

- reduce the percentage of outstanding warrants the consent of whose owners is required for the modification of the applicable warrant agreement.

    CONSOLIDATION, MERGER OR SALE OF ASSETS. If at any time we merge or consolidate or transfer substantially all of our assets, the successor corporation will succeed to and assume all of our obligations under each warrant agreement and the warrant certificates. We will then be relieved of any further obligation under the warrant agreements and the warrants issued thereunder. See "Description of the Debt Securities--Merger."

    ENFORCEABILITY OF RIGHTS OF WARRANT HOLDERS. The warrant agents will act solely as our agents in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. Any holder of warrant certificates and any beneficial owner of warrants, without the consent of any other person, may enforce by appropriate legal action, on its own behalf, its right to exercise the warrants evidenced by the warrant certificates in the manner provided for in that series of warrants or pursuant to the applicable warrant agreement. No holder of any warrant certificate or beneficial owner of any warrants will be entitled to any of the rights of a holder of the debt securities or any other securities, including common stock, preferred stock, or any other warrant property purchasable upon exercise of the warrants, including the right to receive dividends, if any, or interest on any securities, the right to receive payments on debt securities or any other warrant property or to enforce any of the covenants or rights in the relevant indenture or any other similar agreement.

    REGISTRATION AND TRANSFER OF WARRANTS. Subject to the terms of the applicable warrant agreement, warrants in registered definitive form may be presented for exchange and for registration of transfer at the corporate trust office of the warrant agent for that series of warrants or at any other office indicated in the prospectus supplement relating to that series of warrants, without service charge. However, the holder will be required to pay any taxes and other governmental charges as described in the warrant agreement. The registration of transfer or exchange will be effected only if the warrant agent for the series of warrants is satisfied with the documents of title and identity of the person making the request.

    NEW YORK LAW TO GOVERN. The warrants and each warrant agreement will be governed by, and construed in accordance with, the laws of the State of New York.

                              DESCRIPTION OF UNITS


    We may issue units consisting of one or more securities, including debt securities, common stock, preferred stock, warrants or any combination thereof, as described in a prospectus supplement.

    The applicable prospectus supplement will describe:

- the designation and the terms of the units and of the debt securities, preferred stock, common stock and warrants constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

-    any additional terms of the governing unit agreement;

- any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, preferred stock, common stock or warrants constituting the units; and

-    any applicable United States federal income tax consequences.

    The terms and conditions described under "Description of the Debt Securities," "Description of Preferred Stock," "Description of Common Stock," "Description of Warrants" and those described under "Significant Provisions of the Unit Agreement" will apply to each unit and to any debt security, preferred stock, common stock or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement.

    We will issue the units under one or more unit agreements, each referred to as a unit agreement, to be entered into between us and a bank or trust company, as unit agent. We may issue units in one or more series, which will be described in a prospectus supplement. The following descriptions of material provisions and terms of the unit agreement and units are not complete, and you should review the detailed provisions of the unit agreement to be filed with the SEC in connection with the offering of specific units for a full description, including the definition of some of the terms used in this prospectus and for other information regarding the units.

SIGNIFICANT PROVISIONS OF THE UNIT AGREEMENT

    The following terms and conditions of the unit agreement will apply to each unit and to any debt security, preferred stock, common stock or warrant included in each unit, respectively, unless otherwise specified in the applicable prospectus supplement:

    OBLIGATIONS OF UNIT HOLDER. Under the terms of the unit agreement, each owner of a unit will consent to and agree to be bound by the terms of the unit agreement.

    ASSUMPTION OF OBLIGATIONS BY TRANSFEREE. Upon the registration of transfer of a unit, the transferee will assume the obligations, if any, of the transferor under any security constituting that unit, and the transferor will be released from those obligations. Under the unit agreement, we consent to the transfer of these obligations to the transferee, to the assumption of these obligations by the transferee and to the release of the transferor, if the transfer is made in accordance with the provisions of the unit agreement.

    REMEDIES. Upon the acceleration of the debt securities constituting any units, our obligations also may be accelerated upon the request of the owners of not less than 25% of the affected units, on behalf of all the owners.

    LIMITATION ON ACTIONS BY YOU AS AN INDIVIDUAL HOLDER. No owner of any unit will have any right under the unit agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise regarding the unit agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official, unless the owner has given written notice to the unit agent and to us of the occurrence and continuance of a default thereunder and in the case of an event of default under the debt securities or the relevant indenture, unless the procedures, including notice to us and the trustee, described in the applicable indenture have been complied with.

    If these conditions have been satisfied, any owner of an affected unit may then, but only then, institute an action or proceeding.

    ABSENCE OF PROTECTIONS AGAINST ALL POTENTIAL ACTIONS. There are no covenants or other provisions in the unit agreement providing for a put right or increased interest or otherwise that would afford holders of units additional protection in the event of a recapitalization transaction, a change of control or a highly leveraged transaction.

    MODIFICATION WITHOUT CONSENT OF HOLDERS. We and the unit agent may amend the unit agreement without the consent of the holders to:

-    cure any ambiguity;

- correct or supplement any defective or inconsistent provision; or

- amend the terms in any other manner which we may deem necessary or desirable and which will not adversely affect the interests of the affected holders in any material respect.

    MODIFICATION WITH CONSENT OF HOLDERS. We and the unit agent, with the consent of the holders of not less than a majority of all series of outstanding units affected, voting as one class, may modify the rights of the holders of the units of each series so affected. However, we and the unit agent may not make any of the following modifications without the consent of the holder of each outstanding unit affected by the modification:

- materially and adversely affect the holders' units or the terms of the unit agreement; or

- reduce the percentage of outstanding units the consent of whose owners is required for the modification of the provisions of the unit agreement.

    Modifications of any debt securities included in units may be made only in accordance with the applicable indenture, as described under "Description of the Debt Securities--Modification of the Indentures."

    CONSOLIDATION, MERGER OR SALE OF ASSETS. The unit agreement provides that we may not consolidate or combine with or merge with or into or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of our properties and assets to any person or persons in a single transaction or through a series of transactions, unless:

- we shall be the continuing person or, if we are not the continuing person, the resulting, surviving or transferee person (the "surviving entity") is a company organized and existing under the laws of the United States or any State or territory;

- the surviving entity expressly assumes all of our obligations under the debt securities and each indenture, and will, if required by law to effectuate the assumption, execute supplemental indentures which will be delivered to the unit agents and will be in form and substance reasonably satisfactory to the trustees;

- immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default has occurred and is continuing; and

- we or the surviving entity have delivered to the unit agents an officers' certificate and opinion of counsel stating that the transaction or series of transactions and a supplemental indenture, if any, complies with this covenant and that all conditions precedent in the applicable indenture relating to the transaction or series of transactions have been satisfied.

    If any consolidation or merger or any sale, assignment, conveyance, lease, transfer or other disposition of all or substantially all of our assets occurs in accordance with the indentures, the successor corporation will succeed to and be substituted for us, and may exercise our rights and powers, under the indentures with the same effect as if such successor corporation had been named as us.

    UNIT AGREEMENT NOT QUALIFIED UNDER TRUST INDENTURE ACT. The unit agreement will not be qualified as an indenture under, and the unit agent will not be required to qualify as a trustee under, the Trust Indenture Act. Accordingly, the holders of units will not have the benefits of the protections of the Trust Indenture Act. However, any debt securities issued as part of a unit will be issued under an indenture qualified under the Trust Indenture Act, and the trustee under that indenture will be qualified as a trustee under the Trust Indenture Act.

    TITLE. We, the unit agent, the trustees, the warrant agent and any of their agents will treat the registered owner of any unit as its owner, notwithstanding any notice to the contrary, for all purposes.

    NEW YORK LAW TO GOVERN. The unit agreement, the units and the purchase contracts constituting part of the units will be governed by, and construed in accordance with, the laws of the State of New York.

NY_80320339_8                                                   33

                              PLAN OF DISTRIBUTION


    We may offer and sell the securities described in this prospectus:

-    through agents;

-    through remarketing firms;

-    through one or more underwriters or dealers;

- through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

- directly to one or more purchasers (through a specific bidding or auction process or otherwise);

- in "at the market offerings," within the meaning of Rule 415(a)(4) of the Securities Act;

-    through a combination of any of these methods of sale; or

-    at a fixed exchange ratio in return for other of our securities.

    The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions either:

-    at a fixed price or prices, which may be changed;

-    at market prices prevailing at the time of sale;

-    at prices relating to the prevailing market prices; or

-    at negotiated prices.

    Offers to purchase the securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities will be named, and any commissions payable by us to the agent will be described, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

    We may use a remarketing firm to offer to sell the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own account or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket.

    If we offer and sell securities through an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be described in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities. The maximum compensation we will pay to underwriters in connection with any offering of securities will not exceed 8% of the maximum proceeds of such offering.

    If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

    We may solicit offers to purchase the securities directly and we may sell the securities directly to institutional or other investors. The terms of these sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement. We may enter into agreements with agents, underwriters and dealers under which we may agree to indemnify the agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make with respect to these liabilities. The terms and conditions of this indemnification or contribution will be described in the applicable prospectus supplement. Some of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

    We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

    We may authorize our agents or underwriters to solicit offers to purchase securities at the public offering price under delayed delivery contracts. The terms of these delayed delivery contracts, including when payment for and delivery of the securities sold will be made under the contracts and any conditions to each party's performance set forth in the contracts, will be described in the applicable prospectus supplement. The compensation received by underwriters or agents soliciting purchases of securities under delayed delivery contracts will be described in the applicable prospectus supplement.

    Unless indicated in the applicable prospectus supplement, all debt securities and preferred stock will be new issues of securities with no established trading market. Unless indicated in the applicable prospectus supplement, we do not expect to list the securities on a securities exchange, except for the common stock, which is listed on the Nasdaq National Market. Underwriters involved in the public offering and sale of these securities may make a market in the securities. They are not obligated to make a market, however, and may discontinue market making activity at any time. We cannot give any assurance as to the liquidity of the trading market for any of these securities.

DERIVATIVES AND HEDGING TRANSACTIONS

    We may enter into derivative or other hedging transactions with financial institutions. These financial institutions in turn may engage in sales of common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may sell shares of common stock short using this prospectus and deliver common stock covered by this prospectus to close out such short positions, or loan or pledge common stock to financial institutions that in turn may sell the shares of common stock using this prospectus. We may pledge or grant a security interest in some or all of the common stock covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this prospectus.

THROUGH THE INTERNET OR BIDDING OR ORDERING SYSTEM

    We may offer securities directly to the public, with or without the involvement of agents, underwriters or dealers and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may affect the price or other terms at which such securities are sold.

    The final offering price at which securities would be sold, and the allocation of securities among bidders, would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of the Internet auction or pricing and allocating systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of securities. We will describe in a supplement to this prospectus how any auction or bidding process will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the process and, where applicable, the nature of the underwriters' obligations with respect to the auction or ordering system.

                                  LEGAL MATTERS


    The validity of the securities being offered hereby has been passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York.

                                     EXPERTS


    The consolidated financial statements and financial statement schedule of Infocrossing, Inc. and subsidiaries appearing in Infocrossing, Inc. and subsidiaries' Annual Report (Form 10-K) for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and financial statement schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

    The financial statements of: (i) the Medicaid, Medicare and Managed Care Claims Processing Business of Verizon Information Technologies Inc. included in our Current Report on Form 8-K/A filed December 17, 2004; (ii) the West Coast Division of Systems Management Specialists, Inc. included in our Current Report on Form 8-K/A filed June 10, 2004; and (iii) Acxiom Los Angeles Data Center (a business unit of Acxiom Corporation) included in our Current Report on Form 8-K/A filed June 10, 2004 have been audited by Moore Stephens Wurth Frazer and Torbet, LLP, independent registered public accounting firm as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

    The financial statements of ITO Acquisition Corporation included in our Current Report on Form 8-K/A, filed June 10, 2004, have been audited by BDO Seidman, LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements and financial statement schedules are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION


    We are subject to the informational requirements of the Exchange Act and in accordance therewith file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Room 1024, Judiciary Plaza, Washington, D.C. 20549-1004. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Reports, proxy and information statements and other information, including the registration statement of which this prospectus is a part, filed electronically with the SEC, are available at the SEC's website at HTTP://WWW.SEC.GOV.

    The information in this prospectus may not contain all the information that may be important to you. You should read the entire prospectus, as well as the documents incorporated by reference in the prospectus, and the Registration Statement of which this prospectus is a part, including the exhibits thereto, before making an investment decision.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


    The SEC allows us to "incorporate by reference" the information we file with it, which means we can disclose important information to you by referring you to other documents that contain that information. The information incorporated by reference is an important part of this prospectus. Any information that we file with the SEC in the future and incorporate by reference will automatically update and supersede the information contained or incorporated by reference in this prospectus. We incorporate by reference in this prospectus the following documents filed by us with the SEC:

    (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 filed on March 30, 2004, as amended by our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2003 filed on April 13, 2004.

    (b) The information contained under the headings "Proposal I-Election of Directors" and "Security Ownership of Certain Beneficial Owners and Management" of our Definitive Proxy Statement for our 2004 Annual Meeting of Stockholders filed on May 17, 2004;

    (c) Our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2004, filed on May 14, 2004, as amended by our Quarterly Report on Form 10-Q/A, filed on May 17, 2004; our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2004, filed on August 16, 2004; and our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2004, filed on November 15, 2004.

    (d) Our current reports on Form 8-K filed on March 4, 2004; March 26, 2004; April 1, 2004; April 7, 2004 (as amended by a current report on Form 8-K/A filed on June 10, 2004); June 23, 2004 (regarding the offering of our 4.00% Convertible Notes due 2024); June 30, 2004; July 6, 2004; August 11, 2004; September 1, 2004; October 4, 2004 (as amended by a current report on Form 8-K/A filed on December 17, 2004); November 5, 2004; and November 30, 2004; and

    (e) The description of capital stock contained in Form 8-A filed on November 18, 1992 and the related description of capital stock contained in the registration statement on form 10-SB filed on October 28, 1992.

    All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement containing this prospectus and prior to effectiveness of the registration statement containing this prospectus or that we file after the date of this prospectus and prior to the termination of all offerings made pursuant to this prospectus also will be incorporated herein by reference and will automatically update information in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

    Statements made in this prospectus, in any prospectus supplement or in any document incorporated by reference in this prospectus as to the contents of any contract or other document are not necessarily complete. In each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to the documents incorporated by reference.

    Upon request, we will provide you without charge, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents unless the exhibits are specifically incorporated by reference in the documents. Please direct requests to the Secretary, Infocrossing, Inc., 2 Christie Heights Street, Leonia, NJ 07605, telephone number (201) 840-4700.

                                  $125,000,000

                               [INFOCROSSING LOGO]

                                 Debt Securities
                                 Preferred Stock
                                  Common Stock
                                    Warrants
                                      Units

                                   PROSPECTUS
                                     , 2005

                                 ---------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth the fees and expenses payable by us in connection with the offering of the securities registered hereunder other than discounts and commissions. We will pay all of the costs identified below. Except for the SEC registration fee, all amounts are estimates.


SEC registration fee............................................. $14,712.50
Legal fees and expenses.....................................................
Accounting fees and expenses................................................
Miscellaneous expenses......................................................
                                                                   ---------
  Total...........................................................$.........

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Infocrossing, Inc. is a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the "Delaware General Corporation Law") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director's fiduciary duty, except (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of the Delaware General Corporation Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (4) for any transaction from which a director derived an improper personal benefit.

    Article 9 of Infocrossing, Inc.'s Certificate of Incorporation, as amended, provides that "the directors shall have the authority to provide in the by-laws for the indemnification of directors and officers to the fullest extent permitted by law."

    Subsection (a) of Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer had no reasonable cause to believe his conduct was unlawful.

    Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

    Article 8, Section 1 of the By-Laws of Infocrossing, Inc. provides:

    "The Corporation shall indemnify any present or former officer or director of the Corporation or the personal representatives thereof, to the fullest extent permitted by the General Corporation Law."

     Infocrossing, Inc. maintains insurance covering itself and its officers and directors against certain liabilities incurred in their capacities as such.

ITEM 16.  EXHIBITS.

    This Registration Statement includes the following exhibits:

EXHIBIT
NUMBER                              DESCRIPTION

1.1 Underwriting Agreement for debt securities and/or warrants to purchase debt securities.**

1.2 Underwriting Agreement for equity securities and/or warrants to purchase equity securities.**

1.3 Underwriting Agreement for convertible debt securities and/or warrants to purchase convertible debt securities.**

3.1(a) Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Form 10-KSB filed with the Commission on February 2, 2000).

3.1(b) Certificate of Amendment to the Company's Restated Certificate of Incorporation, filed May 8, 2000 to increase the number of authorized shares and to remove Article 11 (incorporated herein by reference to Exhibit 3.1B to the Company's Form 10-Q filed with the Commission on June 14, 2000).

3.2 Amended and Restated Bylaws of the Company (incorporate herein by reference to Exhibit 3.2 to the Company's Form 10-Q/A filed with the Commission on May 17, 2004).

4.1 Form of certificate for common stock (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3 filed with the Commission on October 31, 2003).

4.2       Form of Senior Debt Indenture.*

4.3       Form of Subordinated Debt Indenture.*

4.4       Form of Global Senior Note.**

4.5       Form of Global Senior Convertible Note.**

4.6       Form of Global Subordinated Note.**

4.7       Form of Global Subordinated Convertible Note.**

4.8       Form of Certificate of Designation for Preferred Stock of the
          Company.**

4.10      Form of Warrant Agreement.**

4.11      Form of Unit Agreement.**

4.12      Form of Unit Certificate.**

5.1       Opinion of Gibson, Dunn & Crutcher LLP.*

12        Computation of Ratio of Earnings to Fixed Charges.*

23.1 Consent of Ernst & Young LLP, independent registered public accounting firm.*

23.2 Consent of Moore Stephens Wurth Frazer and Torbet, LLP., independent registered public accounting firm.*

23.3      Consent of BDO Seidman, LLP, independent auditors.*

23.4      Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).*

24.1      Power of Attorney (contained in signature page).*

25.1 T-1 Statement of Eligibility under the Trust Indenture Act of 1939 in respect of the Senior Debt Indenture.**

25.2 T-1 Statement of Eligibility under the Trust Indenture Act of 1939 in respect of the Subordinated Debt Indenture.**

----------

* Filed herewith.

** To be filed by amendment or via Form 8-K.

ITEM 17.  UNDERTAKINGS.

    The following undertakings correspond to the specified paragraph designation from Item 512 of Regulation S-K.

    (a) The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (h) ACCELERATION OF EFFECTIVENESS. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (i) RULE 430A. The undersigned registrant hereby undertakes that:

       (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Leonia, State of New Jersey, on February __, 2005.

                                    INFOCROSSING, INC.

                                    By:
                                       -----------------------------------------
                                       William J. McHale
                                       Senior Vice President of Finance


    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zach Lonstein and William J. McHale or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement related to this Registration Statement and filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.



    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                          CHAIRMAN OF THE BOARD OF DIRECTORS
-----------------------   AND CHIEF EXECUTIVE OFFICER
Zach Lonstein             (PRINCIPAL EXECUTIVE OFFICER)        February __, 2005

                          CHIEF FINANCIAL OFFICER AND SENIOR
-----------------------   VICE PRESIDENT OF FINANCE (PRINCIPAL
William J. McHale         FINANCIAL OFFICER AND PRINCIPAL
                          ACCOUNTING OFFICER)                  February __, 2005

----------------------
Peter J. DaPuzzo          DIRECTOR                             February __, 2005

----------------------
Jeremiah M. Healy         DIRECTOR                             February __, 2005

----------------------
Kathleen A. Perone        DIRECTOR                             February __, 2005

----------------------
Michael B. Targoff        DIRECTOR                             February __, 2005

----------------------
Robert B. Wallach         DIRECTOR                             February __, 2005

----------------------
Howard L. Waltman         DIRECTOR                             February __, 2005

                               INFOCROSSING, INC.
                       REGISTRATION STATEMENT ON FORM S-3
                                  EXHIBIT INDEX

EXHIBIT
NUMBER                              DESCRIPTION

1.1 Underwriting Agreement for debt securities and/or warrants to purchase debt securities.**

1.2 Underwriting Agreement for equity securities and/or warrants to purchase equity securities.**

1.3 Underwriting Agreement for convertible debt securities and/or warrants to purchase convertible debt securities.**

3.1(a) Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Form 10-KSB filed with the Commission on February 2, 2000).

3.1(b) Certificate of Amendment to the Company's Restated Certificate of Incorporation, filed May 8, 2000 to increase the number of authorized shares and to remove Article 11 (incorporated herein by reference to Exhibit 3.1B to the Company's Form 10-Q filed with the Commission on June 14, 2000).

3.2 Amended and Restated Bylaws of the Company (incorporate herein by reference to Exhibit 3.2 to the Company's Form 10-Q/A filed with the Commission on May 17, 2004).

4.1 Form of certificate for common stock (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-3 filed with the Commission on October 31, 2003).

4.2       Form of Senior Debt Indenture.*

4.3       Form of Subordinated Debt Indenture.*

4.4       Form of Global Senior Note.**

4.5       Form of Global Senior Convertible Note.**

4.6       Form of Global Subordinated Note.**

4.7       Form of Global Subordinated Convertible Note.**

4.8       Form of Certificate of Designation for Preferred Stock of the
          Company.**

4.10      Form of Warrant Agreement.**

4.11      Form of Unit Agreement.**

4.12      Form of Unit Certificate.**

5.1       Opinion of Gibson, Dunn & Crutcher LLP.*

12        Computation of Ratio of Earnings to Fixed Charges.*

23.1 Consent of Ernst & Young LLP, independent registered public accounting firm.*

23.2 Consent of Moore Stephens Wurth Frazer and Torbet, LLP., independent registered public accounting firm.*

23.3      Consent of BDO Seidman, LLP, independent auditors.*

23.4      Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).*

24.1      Power of Attorney (contained in signature page).*

25.1 T-1 Statement of Eligibility under the Trust Indenture Act of 1939 in respect of the Senior Debt Indenture.**

25.2 T-1 Statement of Eligibility under the Trust Indenture Act of 1939 in respect of the Subordinated Debt Indenture.**

----------

* Filed herewith.

** To be filed by amendment or via Form 8-K.